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                                                                   EXHIBIT 10.12

                                 Lease Contract

                                 signed between

                     Omnitrition de Mexico, S.A. de C.V. and

              Telect de Mexico, S.A. de CV. with the assistance of

                                  Telect, Inc.

                                January 25, 1999


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                                 Lease Contract
                                 signed between
                       Omnitrition de Mexico, S.A. de CV.
                                       and
                         Telect de Mexico, S.A. de C.V.
                             with the assistance of
                                  Telect, Inc.
                                January 25, 1999

                                    Contents

                    Declarations:

I.                  The Lessor Declares.
II.                 The Lessee Declares.
III.                The Guarantor Declares.

                    Clauses:

First.              Subject Matter.
Second.             Duration.
Third.              Monthly Rent.
Fourth.             Taxes. Receipts.
Fifth.              Use of the Property and the Industrial Premises.
Sixth.              Maintenance of the Property and of the Industrial Premises.
Seventh.            Deposit
Eighth.             Modifications to the Property.
Ninth.              Obligations of the Lessor.
Tenth.              Obligations of the Lessee.
Eleventh.           Inventory.
Twelfth.            Interest Penalties.
Thirteenth.         Non-eviction.
Fourteenth.         Guarantor.
Fifteenth.          Lease Option.
Sixteenth.          Integrity of the Contract.  Modifications.
Seventeenth.        Announcements, Notifications and Addresses.
Eighteenth.         Successors and Assigns.
Nineteenth.         Applicable Legislation and Jurisdiction.
Twentieth.          Rescission.
Twenty First.       Absence of Errors of Intent

                    Appendices

Appendix "1"        Plans to the Property
Appendix "2"        Architectural Designs of the Industrial Premises.
Appendix "3"        Construction Specifications of the Industrial Premises
Appendix "4"        Articles of Receipt and Inventory of the Property.

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                                 Lease Agreement

Lease Agreement of January 25, 1999 signed on the one hand by Omnitrition de Mexico, S.A. de C.V., represented in this action by Mr. Jorge Carlos Vergara Madrigal (who in what follows shall be designated as the "Lessor") and, on the other hand by Telect de Mexico, S.A. de C.V., represented in this action by Mr. Milton A. Cole (who in what follows shall be designated as the "Lessee"), with the assistance of Telect, Inc., also represented in this document by Mr. Milton
A. Cole (who in what follows shall be designated as the "Guarantor"), in accordance with the following Declarations and Clauses:

                                  Declarations:
1.       The Lessor Declares:

         1. That it is a legally established corporation and exists in accordance with the laws of the Mexican Republic, as stated in the public record 19,311, executed on May 20, 1991 before Mr. Antonio Francoz Rigalt, Notary Public 17 of the District of Tlalnepantla, State of Mexico and recorded in the Public Registry of Property and Commerce of Guadalajara, Jalisco on July 1, 1993, under registration 14-15 of volume 492 of the first book;

         2. That it is duly found recorded in the Federal Registry of Taxpayers of the Treasury and Public Debt under the Code OME910520 TJA;

         3. That it is the lawful and sole proprietor of the property that is described and detailed in the plan that, duly signed by both parties, is added to the present contract as Appendix "1", which is located with the "ECOPARK" industrial park Technology and Business Park, located on the Juan Gil Preciado road, 3 kilometers on the Zapopan-Tesistan Highway, in the Municipality of Zapopan, Jalisco, (to which shall be hereafter referred as the "Property");

         4. That on the property the Industrial Premises are being constructed marked with the numbers 1 (one) and 2 (two) of the "ECOPARK" Industrial Park, on an area of ground covering 5,412.00 square meters, which will have a production area consisting of 4,001.21 square meters, office space and dining room of 353.48 square meters, service area of 273.88 square meters, warehouse of 279.84 square meters, with an unassigned portion of 7.794% and that is under construction according to the Architectural Plan and the Construction Specifications which, duly signed by both parties, are added to the present contract as Appendices "2" and "3", respectively (which are designated hereafter as the "Industrial Premises");

        5. That the construction of the Industrial Premises will be completed in a period of 6 (six) months from the date of this Contract;



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         6.      That its representative has sufficient powers to represent it and to obligate it in accordance to the present Contract and that said powers have not been revoked, limited in any mariner whatsoever, or modified.

         7. That it has the legal capacity to sign the present Contract with the Lessee and to obligate it in accordance with the same; and

         8. That therefore corresponding to its interests, it is its desire and it is prepared to sign the present Contract with the Lessee, in order to set forth the terms and conditions, agreeing to them will finish the construction of the Industrial Premises within the Property, and will give to the Lessee the same Property under lease.

2.       The Lessee Declares:

         1. That it is a legally established corporation and exists in accordance with the laws of the Mexican Republic, as stated in the public record 12,253, executed on March 25, 1994 before Ms. Aria Patricia Bandala Tolentino, Notary Public 195 of the Federal District, and recorded in the Public Registry of Commerce of the Federal District on the Commercial Page 185295.

         2. That it is duly found recorded in the Federal Registry of Taxpayers of the Treasury and Public Debt under the Code TME940325 NOO;

         3. That it has the sufficient legal and economic ability to sign the present Contract with the Lessor and to obligate itself in accordance with the same;

         4. That its representative has sufficient powers to represent it and to obligate it in accordance to the present Contract and that said powers have not been revoked, limited in any manner whatsoever, or modified; and

         5. That therefore corresponding to its interests, it is its desire and it is prepared to sign the present Contract with the Lessor, in order to set forth the terms and conditions, agreeing to them the Lessor will finish the construction of the Industrial Premises within the Property, and will give to the Lessee the same Property under lease.

3.       The Guarantor Declares:

         1. That it is a legally established and existent corporation in accordance to the laws of the State of Washington, United States of America, according to the articles of incorporation dated October 14, 1982;

         2. That it has sufficient legal, economic, and financial resources to appear at the signing of this Contract and to assume passive joint and several liability

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                  regarding each and every one of the obligations that the
                  Lessee is responsible for in accordance to the same; and

         3. That its representative has sufficient powers to represent it and to obligate it in accordance to the present Contract and that said powers have not been revoked, limited in any manner whatsoever, or modified;

On the basis of the preceding Declarations, the parties agree to execute the following:

                                    Clauses:
First.   Subject Matter.

1.1 By virtue of the present Contract, the Lessor leases to the Lessee the Property and the Industrial Premises that are under construction on the same just as described in clauses C) and D) of the preceding First Declaration.

1.2 The Lessor is obligated to turn over to the Lessee the Property and the Industrial Premises completely constructed, within 6 (six) months following the date of the signing of the present Contract, fully in accordance with everything that corresponds to them, in order to assign them exclusively to the ends set forth in Clause Five of this Contract.

1.3 For the previous items, once the construction of the Industrial Premises is completed, the Lessor will notify the Lessee of such circumstances, so that, within the following fifteen calendar days, the Lessee will make certain that said construction complies with the Architectural Designs and with the Construction Specifications and takes possession of the Property and the Industrial Premises, at which time the parties will prepare and sign the corresponding document of receipt which, duly signed by their representatives, will be appended to the present Contract as Appendix "4", to become an integral part of the same.

1.4 In case of any reason not attributable to the Lessor, once the construction has been completed on the Industrial Premises in accordance with this contract and notification made, to which the previous paragraph refers, the Lessee refuses to accept the Property and the Industrial Premises, the Lessor can take possession of the same by simply giving the appropriate notification through the representatives of the parties and in the presence of the Notary Witness or Public Broker, releasing with that act the inventory of the installations and conditions of the Property and of the Industrial Premises, which, duly signed by the parties will be appended to the present Contract as Appendix "4", whereby any breakage or damage that they may suffer from then on and for the duration of the present Contract, will be at the expense of the Lessee.



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Second.  Duration.

2.1 Subject to the terms in the Fifteenth Clause, the duration of the present Lease will be 5 (five) years compulsory for both parties. Said duration will begin to take effect precisely from the first of the month following the date that the parties signed the document of receipt referred to in paragraph 1.3 of the First Clause and will end 5
         (five) years hence.

2.2 In accordance with what is set forth in Articles 1447, 1448 and the other applicable articles of the Civil Code of the State of Jalisco, the present Lease is subject to the condition that, within 6 (six) months following the date of signing this instrument and, no later than July 31, 1999, the Lessor has completely finished the construction of the Industrial Premises and handed over of the Property and the Industrial Premises to the Lessee, and the latter has taken possession of them, in accordance with the terms and conditions set forth in this Contract and its Appendices.

2.3 In case of any reason not attributable to the Lessee the previously set forth condition has not been accomplished within the previously stipulated period, the present Lease will not have taken effect legally and, consequently, the Lessor must return immediately to the Lessee the rent set forth in Section 3.4 of the Third Clause as well as the Deposit set forth in the Seventh Clause, without affecting the actions to which, in such case, any of the parties may be entitled to the aforementioned.

2.4 Notwithstanding what was previously set forth in the present Clause, in case that by July 31, 1999, the condition set forth in Section 2.2 has not been fulfilled, the Lessee, at its exclusive option, can grant in writing to the Lessor an extension of the period, that is also at its exclusive option to determine, for the completion of the referred condition. In such case, what is set forth in Section 2.3 only applies until the expiration of the extension that, in such case, has been granted by the Lessee.

Third.   Monthly Rent.

3.1 The Lessee is obligated to pay the Lessor, for monthly rent on the Property, the amount of US$13,914.00 (thirteen thousand nine hundred fourteen dollars exactly) legal currency of the United States of America, plus the corresponding value added tax, in accordance to what is stated in the following Fourth Clause.

3.2 The Lessee must pay the aforementioned monthly rent in advance, within the first 10 (ten) calendar days of each calendar month, precisely at the address of the Lessee that is set forth in the Seventeenth Clause.

3.3 Said rent will increase automatically every year during the duration of the present Contract, beginning with the first increase precisely on the first anniversary of the date of the beginning of the legal effect of this Contract according to Section 2.1, in accordance with the percentage of the United States of America's National Consumer Price Index for urban consumers, published by the Wall Street Journal or, in absence of this Index, according to the credit instrument that replaces it or resembles its style.



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3.4      Against the signature of this Contract, the Lessee pays to the Lessor the sum of US$16,001.10 (sixteen thousand and one dollars and 10 cents) legal currency in the United States of America, that includes the value added tax and which will be applied to the rent of the first month in effect of the present Lease.

         For its part, the Lessor will give to the Lessee the corresponding receipt, as well as comply with the requirements that are mentioned in paragraph 4.2 of the following Fourth Clause.

3.5 The obligations of the parties to pay or return in dollars, currency of the United States of America, in accordance with this document may be carried out by means of the payment or return of its equivalent in the national currency of Mexico, at the rate of exchange that is termed inter-bank dollar in sales operations, that is in effect on the date on which the payment or return is carried out.

Fourth.  Taxes, Receipts.

4.1 In addition to the payment of the rent, the Lessee will pay to the Lessor the value added tax that is subjected in accordance with the fiscal legislation that is in effect.

4.2 Against the payment of rent, the Lessor will deliver to the Lessee the corresponding receipt, in which the amount corresponding to the value added tax must be indicated separately and, in general, comply with all of the requirements set forth by the applicable fiscal legislation.

Fifth.   Use of the Property and the Industrial Premises.

5.1 The Property and the Industrial Premises will be used by the Lessee to establish a storage, assembly and distribution warehouse for the products manufactured by Telect, Inc., and other goods related to the corporate mission of the Lessee.

Sixth.   Maintenance of the Property and the Industrial Premises.

6.1 The Lessor is obligated to provide at its cost all general preventive and corrective maintenance to the Property and the Industrial Premises, including major repairs, that are required to preserve the construction and external structure of the Industrial Premises, in the same optimum operating and working conditions in which they were delivered to the Lessee in accordance with the provisions of this Contract and its Appendices.

6.2 During the period of one (1) year starting from the date on which the Lessee occupies the Property and the Industrial Premises, the Lessor will be responsible for general preventive and corrective maintenance, including all of the repairs that are required to preserve the services and facilities inside the Property and the Industrial Premises, in the same optimum working and operating conditions in which they are delivered to the Lessee in accordance with the provisions of this Contract and of its Appendices. For the latter effects, the Lessor may exercise the guarantees that, in such case, have been granted to it by the manufacturers, Contractors and suppliers of goods and services who

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         participate in the construction of the Industrial Premises. The aforementioned, with the understanding that the Lessor will be the solely responsible party with regard to the Lessee for the fulfillment of its obligations in accordance with this paragraph.

6.3 For its part, the Lessee is obligated to provide at its expense cleaning and general maintenance and minor repairs to the property and the Industrial Premises that are not the responsibility of the Lessor and that are required in order to preserve the proper operation and condition of the Property and the Industrial Premises, in accordance with the moderate use that it gives to the Property and the Industrial Premises, in such a way that upon the conclusion of the present lease, they are returned to the Lessor in the conditions in which they were received, except for normal wear and tear and the alterations that are authorized by the Lessor.

6.4 Subsequent to the period of one (1) year set forth in paragraph 6.2 above and, the Lessee will be responsible for any maintenance and minor repair that may be required in the services and facilities inside both the Property and the Industrial Premises.

6.5 The Lessee will be responsible for, with regard to the Lessor, all of the damage that is caused to the Property in violation of the provisions of the present clause.

Seventh.     Deposit.

7.1 The Lessee, in this document, delivers to the Lessor, as a security deposit, the sum of US$13,914.00 (thirteen thousand nine hundred and fourteen dollars and 00/100) in the legal currency of the United States of America, equivalent to one month of rent (the "Deposit ").

         For its part, the Lessor extends to the Lessee the broadest receipt that is acceptable under the law with regard to a deposit.

7.2 The deposit will guarantee to the Lessor the damages that the Lessee could cause to the Property and the Industrial Premises that arise from the immoderate usage of same or from the alteration of its structures, and will be returned to the Lessee upon the expiration of the present Contract without interest, in the period of 30 (thirty) days subsequent to the expiration, as long as the Lessee can prove to the Lessor that the Property and the Industrial Premises are in good condition, and shows the most recent power, water and telephone receipts in order to prove that the Lessee has kept up to date in regard to said payments.

         Otherwise, the deposit will be applied in the first instance to the payment of said services, regardless of legal actions that may take place.

Eighth.      Maintenance of the Property.

8.1 In case the Lessee needs to carry out alterations to the Property and the Industrial Premises in order to adapt them to its needs, it will be obligated to submit for the prior consideration of the Lessor all of the plans and designs in relation to interior

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         construction, electrical installations, gas or water installations, air conditioning and vent installations, and outdoor advertising, interior and exterior decorating, access doors, and other items, and which will remain in the Property as the property of the Lessee for the durations of the present Contract.

8.2 Unless there is an agreement stipulating otherwise, the previously authorized alterations must be carried out at the exclusive expense and responsibility of the Lessee.

8.3 Upon conclusion of the present lease, the Lessee will have the right to withdraw all of the improvements that it may have carried out at its expense in the Property and the Industrial Premises, as long as the property is returned to the Lessor in the same conditions in which it was received, apart from normal wear and tear.

8.4 Notwithstanding the above, upon conclusion of the present lease, the parties may agree that some of the improvements carried out by the Lessee in the Property and the Industrial Premises will remain in same to the benefit of the Lessor, as well as the payment or compensation that would correspond to the Lessee for said items.

Ninth.   Obligations of the Lessor.

9.1      The Lessor is obligated to:

         A. Provide at its expense all of the general preventive and corrective maintenance for the Property and the Industrial Premises, including major repairs, that are required to preserve the construction and the external structure of the Industrial Premises, in optimum working and operating conditions.

         B. Pay, in a timely manner, the receipts corresponding to the duties for the property tax or its equivalent.

         C. Turn over the Property and the Industrial Premises that are the subject of this instrument no later than six months subsequent to the date of the signing of the present Contract;

         D. Ensure and not disturb in any way, the normal peaceful use by the Lessee of the Property and the Industrial Premises; and

         E. In general, fulfill thoroughly and in a timely manner each and every one of the obligations that it assumes toward the Lessee in accordance with this Contract, as well as with all of the obligations that correspond to it as a Lessor, in accordance with applicable legislation.

Tenth.   Obligations of the Lessee.

10.1     The Lessee is obligated to:



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         A.       Pay the rent to the Lessor on time and in the manner and times agreed to in this Contract;

         B. Not use the Property or the Industrial Premises in a manner different from what it is set forth in the fifth clause.

         C. Not sublease or transfer the Property or the Industrial Premises nor part of same, nor the rights or obligations that derive from the present Contract, without the prior written authorization of the Lessor, with the understanding that the Lessee may sublease or partially permit the use of the Industrial Premises to its suppliers, as long as (i) it remains the sole party that it is legally responsible toward the Lessor in accordance with this Contract, and (ii) the activities to be carried out by the suppliers mentioned above inside the Industrial Premises do not violate the applicable regulations of the ECOPARK Industrial Park, Technology and Business Park.

         D. Not carry out on the Property or on the Industrial Premises alterations that have not been authorized by the Lessor in accordance with the eighth clause of the present Contract;

         E. Inform the Lessor in writing of any harmful development to the Property and the Industrial Premises, as well as deterioration in same, and will be responsible for the damage that is caused by failure to do so; and

         F. Pay for the consumption of electric energy, water, telephone and neighborhood association fees that correspond or any other type of similar fee, and all of said payments must be up-to-date at the moment that the Property and the Industrial Premises are delivered;

         G. Request and obtain the processing for, at its own expense and under its sole responsibility, each and everyone of the permits or licenses that are required for it to carry out to its business, from the corresponding authorities;

         H. Accept the civil liability and responsibility for all damages that the Property suffers due to its fault or negligence or of its employees, workers or sub-Lessees, as well as for the damages that are produced in the case of a fire in part or all of the Property and the Industrial Premises, unless it is the consequence of a fortuitous ease, Act of God or meteorological phenomena, and for which case it has the obligation to obtain the corresponding insurance and maintain same in effect for the duration of this Contract and until the Property and the Industrial Premises have become completely unoccupied;

         I. Obtain and keep in effect for the duration of this Contract and until the Property and the Industrial Premises have become completely unoccupied, the insurance policy that protects the Property and the Industrial of Premises from any damage that is derived from the provisions in the above section H;


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         J.      Preserve the Property and the Industrial Premises in the good condition in which they are received and return them in the same condition, except for normal wear and tear and the alterations made to same with the authorization of the Lessor, upon conclusion of the lease, fulfilling, in this regard, all the obligations that it assumes in accordance with this Contract and those that the legislation imposes on Lessors, in the cases in which they are applicable; and

         K. Allow the Lessor or the person designated by the latter to have access to the Property and to the Industrial Premises during working hours and on working days for the purposes of verifying and inspecting the condition of the property.

Eleventh.    Inventory.

11.1 Appendices 1, 2 and 3 and, when pertinent, Appendix 4, of the present Contract, will contain the inventory of the installations that, at the point in time in which the present lease enters into effect will be located in the Property and the Industrial Premises.

11.2 Upon conclusion of the present lease, the Lessee must prove to the Lessor that the goods and installations that were inventoried are located in the Property and that the Industrial Premises are in the conditions in which they were received, except for normal wear and tear.

         Otherwise, the Lessee will be obligated to pay to the Lessor the cost of the goods and installations that are missing, in accordance with the prices that are in effect at that moment or, where pertinent, pay for the necessary repairs.

Twelfth.     Interest Penalties.

12.1 In case the Lessee incurs a late payment of the aforementioned monthly rent, it will pay to the Lessor interest penalties of 1.5% (one point five percent) monthly over any outstanding balance in dollars, currency of the United States of America, until the outstanding amount has been fully paid off.

Thirteenth.  Non-Eviction.

13.1 If, upon conclusion of the time period of this lease, and in the absence of a new lease or express extension agreement, the Lessee continues to occupy the Property and the Industrial Premises, the parties hereby agree that the monthly rent to be paid by the Lessee during the time in which it remains in the Property and the Industrial Premises will be automatically increased by 10% (ten per cent) semi-annually in dollars, currency of the United States of America, and in this regard the Lessee will also be obligated to supplement the deposit in the same proportion in which the rent has been increased, with the understanding that this does not mean that there has been a renewal or extension of the Contract, and these increases will be in effect until the parties enter into a new lease or express extension agreement, or the property becomes unoccupied and the Property and Industrial Premises are delivered.


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13.2     In the case of legal judgment for termination due to expiration of the
         Contract, or due to the fulfillment of the same or cancellation for any other cause, during the procedure the new rent that is stipulated will be paid, as well as the increases referred to in the previous paragraph.

13.3 Independently of the above the expenses, judicial expenditures and professional fees that originate from any kind of legal action, must be completely paid for solely and exclusively by the party who originated or motivated said legal claims due to their non-fulfillment, as long as the judicial authority makes a final ruling to the effect that the party has won its action.

Fourteenth.  Guarantor.

14.1 The guarantor is in appearance at the entering into of this Contract and is obligated to pay the Lessor as guarantor of the Lessee, and establishes itself as direct debtor of each and every one of the obligations that are assumed by the Lessee in accordance with this Contract, until withdrawal from and delivery of the Property and the Industrial Premises.

         The obligations of the guarantor in accordance with the present clause will last until the return on the Property and the Industrial Premises, and the guarantor expressly waves the order and exclusion rights contained in Articles 2425, 2426 and other applicable articles of the Civil Code of the State of Jalisco.

Fifteenth.   Lease Option.

15.1 The Lessor grants to the Lessee, by means of this document, a lease option, in terms and conditions that are similar to those of this Contract, in regard to the section of land No. 3, which is adjacent to Industrial Premises 2 which will be built on the Property (hereafter referred to as the "Optional Property").

         The Lessee may exercise the option referred to above within the year subsequent to the date of the signing of the present Contract and, in this regard, the Lessor assumes the obligation to reserve and, as a result, not to transfer or lease the optional Property within the period set forth above.

         In this regard, the Lessor and the Lessee hereby assume the obligation to sign the corresponding lease Contract within 30 (thirty) calendar days subsequent to the date on which the Lessee notifies the Lessor of its intention to exercise the option of leasing the Optional Property.

         Said document must include the commitment of the Lessor to carry out the construction work of an Industrial Premise with offices in said Property, with features and design similar to Premises I and 2 that are the subject of the present Contract, and which will be identified as Premise 3, and the parties will define at the pertinent time both the design and the specifications of its construction, as well as the rent to be paid for the lease of said Premise, with the understanding that the construction work of Industrial

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         Premise No. 3 must be concluded within the following six (6) months, starting from the date of the signing of the respective lease Contract.

15.2 The Lessor in this document declares its expressed compliance in case the Lessee does not exercise the granted option in the present Clause, because the Optional Property cannot be occupied for reasons not attributable to the Lessor, the Lessee, at its exclusive option, may terminate the present Lease in advance, without any subsequent responsibility on its part, by the end of the twenty-fourth month of the Contract, by means of notification in writing, providing it is at least 90 (ninety) calendar days in advance.

Sixteenth.     Integrity of the Contract Modifications.

16.1 The present Contract constitutes the totality of the agreements of the parties regarding the matters examined; therefore, any pact, Contract, or agreement, verbal or in writing that has been agreed to or signed before the date of the signing of this document, will not have any force.

16.2 Any modification to the present Contract must by made in writing and be signed at least by the Lessor and the Lessee.

Seventeenth.   Announcements, notifications, and addresses.

17.1 All of the announcements and notifications that the parties must or want to do by reason of or related to the present Contract, will be made in writing and will be delivered to the addresses which are set forth below or to those that in the future the parties, also in writing, designate at the end of this Clause.

         Until such time that new addresses are given in the form previously indicated, the parties designate the following:

         The Lessor:

                      Omnitrition de Mexico, S.A. de C.V.
                      Calle Paseo del Prado 387-A
                      Colonia Lomas del Valle
                      Municipio de Zapopan, Jalisco
                      Atencion: Sr. Jorge Carlos Vergara Madrigal

         The Lessee:

                      Telect de Mexico, S.A. de C.V.
                      Calle Lateral Sur del Anillo
                      Periferico None Numero 579
                      Fraccionamiento Parque Industrial Belenes Norte Municipio de Zapopan, Jalisco.
                      Atencion:     Sr. Milton A. Cole

         Starting from the date on which the Lessee receives possession and occupation of the Property and the Industrial Premises, its address for the effects of the present Contract will be that of the same Industrial Premises.

         The Guarantor:

                      Telect, Inc.
                      a/c Cantu y Rangel, S.C.
                      Montes Urales Sur 780 PH
                      Lomas de Chapultapec
                      11000 Mexico, D.F.
                      Atencion:   Lic. David A. Rangel Ortiz

Eighteenth.  Successors and Assigns.

18.1 The present Contract obligates and benefits the Lessor as well as the Lessee, just like their respective successors and assigns.

18.2 The Lessor can yield its rights as such in accordance to the present Contract and use them as security for any type of credit before any Financial Institution. As a result, the Lessee agrees to provide reasonable information that, in such case and at the moment it is requested, regards its financial situation.

         Provided that it is not done in favor of a business competitor with the same principal activity as the Lessee, the Lessor can, without the consent of the Lessee, submit to, disregard, or mortgage this Contract and its rights according to the same. From receiving explicit notification in writing regarding any concession by the Lessor, the Lessee agrees to pay, starting from the month following said notification, all the rents and amounts owing in accordance with the present Contract, to said beneficiary or in accordance with the expressed instructions that the Lessor gives it.

18.3 In spite of any concession of the rights of the Lessor in accordance with the present Clause, the Lessor will continue being the only and exclusive responsible person before the Lessee and, in its case, before any beneficiary, for the fulfillment of its obligations as Lessor in accordance to this Contract.

Nineteenth.  Applicable Legislation and Jurisdiction.

19.1 For the effects of interpretation and fulfillment of what is agreed to in the present Contract, the parties agree to submit to the jurisdiction and competence of the laws and courts of the City of Guadalajara, Jalisco, renouncing, therefore, the benefit of any other jurisdiction that may have or will come to acquire by virtue of its present or future address, of the location of its assets or by any other cause.

Twentieth.   Rescission.

20.1 It will be cause for rescission of the present Contract the non-compliance by any of the parties of any of the obligations it is responsible for according to this document provided that said non-compliance is not remedied within 30 (thirty) calendar days following the date on which the other party was notified of said non-compliance.

Twenty-First.  Absence of Errors in Intent.

21.1 The Lessee and the Guarantor as well as the Lessor declare that their will has been freely expressed and that their agreement is not found to be corrupted by fraud, error, bad faith or by any other depravity of the will.

As proof of which, the parties being duly informed of its content and legal scope, the present Contract is signed in triplicate, in the presence of witnesses who are Mexican, adults, and competent to testify, to take effect starting from the anticipated date in the Second Clause of this instrument.

                                     Lessor
                       Omnitrition de Mexico, S.A. de C.V.

                          -----------------------------
                              /signature illegible/
                        By: Jorge Carlos Vergara Madrigal

                                     Lessee
                         Telect de Mexico, S.A. de C.V.

                          ----------------------------
                              /signature illegible/
                               By: Milton A. Cole

                                    Guarantor
                                  Telect, Inc.
                               By: Milton A. Cole

                                    Witness:

                           ---------------------------
                              /signature illegible/

                                    Witness:

                           ---------------------------
                              /signature illegible/

                                 Lease Contract
                                 signed between
                       Omnitrition de Mexico, S.A. de C.V.
                                       and
                         Telect de Mexico, S.A. de C.V.
                             with the assistance of
                                  Telect, Inc.






                                  Appendix "1"
                              Plans of the Property

                          Lease Contract signed between
                       Omnitrition de Mexico, S.A. de C.V.
                                       and
                         Telect de Mexico, S.A. de C.V.
                             with the assistance of
                                  Telect, Inc.





                                  Appendix "2"

                Architectural Designs of the Industrial Premises

                                 Lease Contract
                                 signed between
                       Omnitrition de Mexico, S.A. de C.V.
                                       and
                         Telect de Mexico, S.A. de C.V.
                             with the assistance of
                                  Telect, Inc.



                                  Appendix "3"

             Construction Specifications of the Industrial Premises

                                 Lease Contract
                                 signed between
                          Lease Contract signed between
                       Omnitrition de Mexico, S.A. de C.V.
                                       and
                         Telect de Mexico, S.A. de C.V.
                             with the assistance of
                                  Telect, Inc.




                                  Appendix "4"

                Articles of Receipt and Inventory of the Property